Exhibit 99.1

Nanometrics Contact:	Zygo Corporation Contact:

Kevin Heidrich	Walter A. Shephard
VP of Marketing and Business Development	VP Finance, CFO, and Treasurer
408.545.6211	860.704.3955
email: kheidrich@nanometrics.com	email : wshephard@zygo.com

Nanometrics and ZYGO Announce Strategic Business Partnership

Milpitas, Calif. and Middlefield, Conn., June 17, 2009 — Nanometrics Incorporated (Nasdaq: NANO) and Zygo Corporation (Nasdaq: ZIGO), each leading providers of optical metrology technologies to the global semiconductor and related industries, today announced that Nanometrics has purchased inventory and certain other assets relating to ZYGO’s Semiconductor Solutions business and that the two companies have entered into a supply agreement. Under an exclusive OEM supply agreement, ZYGO will provide interferometer sensors to Nanometrics for incorporation into the Unifire™ line of products as well as Nanometrics’ family of automated metrology systems.

“We are very excited about our new business partnership with ZYGO,” commented Tim Stultz, CEO of Nanometrics. “The Unifire is a terrific complement to our current product offering, and our partnership with ZYGO enables us to integrate an additional state-of-the-art metrology sensor into our system-level platform while leveraging our existing application, distribution and support capabilities. With ZYGO’s unique optical metrology capabilities, we expand our served markets to include the high end of dimensional control metrology for the rapidly-growing back-end-of-line packaging market, while also enhancing our product offerings to front-end-of-line metrology customers.”

Commented Bruce Robinson, CEO of Zygo Corporation, “By leveraging Nanometrics’ established position as a top-tier supplier in the semiconductor industry, we can accomplish our goal of accelerating the commercial deployment and market penetration of our core interferometer technology into the worldwide semiconductor industry, without the investment associated with system integration, distribution, applications and support.”

The arrangement is structured as an asset purchase and exclusive OEM supply agreement aimed at wafer-based markets. Nanometrics will assume all inventory, backlog and customer sales and support responsibilities and ZYGO will provide measurement sensors for integration by Nanometrics. In addition to the applications currently addressed by Nanometrics and ZYGO products, the business partnership allows for the joint development of additional technology solutions targeted at the semiconductor and related industries.

About Nanometrics

Nanometrics is a leader in the design, manufacture and marketing of high-performance process control metrology systems used primarily in the manufacturing of semiconductors, solar photovoltaics and high-brightness LEDs, as well as by customers in the silicon wafer and data storage industries. Nanometrics standalone and integrated metrology systems measure various thin film properties, critical dimensions, overlay control and optical, electrical and material properties, including the structural composition of silicon, compound semiconductor and photovoltaic devices, during various steps of the manufacturing process. These systems enable device manufacturers to improve yields, increase productivity and lower their manufacturing costs. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

About Zygo Corporation

Zygo Corporation designs, develops, and manufactures ultra-high precision measurement solutions to improve our customers’ manufacturing yields, and top-tier optical sub-systems and components for original equipment manufacturers and end-user applications in the semiconductor capital equipment and industrial markets. Zygo’s Metrology Solutions Division manufactures products to improve quality, increase productivity, and decrease the overall cost of product development and manufacturing for high-technology companies. Zygo’s Optical Systems Division provides leading-edge product development and manufacturing services that leverage a variety of core technologies across medical, defense, semiconductor, laser fusion research, biomedical, and other industrial markets. Founded in 1970, Zygo Corporation is headquartered in Middlefield, Connecticut. Zygo Corporation is traded on NASDAQ Global Market under the symbol ZIGO. Additional information about Zygo Corporation can be found at www.zygo.com.

Forward Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding the successful integration, commercial deployment and market penetration of the Semiconductor Solutions business and Unifire product line, and the expansion of served metrology markets resulting from the purchase and supply agreements. Actual results may differ materially from those in the forward-looking statements. Although Nanometrics and ZYGO believe that the expectations reflected in the forward-looking statements are reasonable, Nanometrics and ZYGO cannot guarantee future results, levels of activity, performance or achievements. Nanometrics and ZYGO disclaim any obligation to update information contained in any forward-looking statement. Further information about risk factors can be found in the most recent 10-Qs and 10-Ks of Nanometrics and Zygo Corporation.